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SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement*
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

SPECIALTY LABORATORIES, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)
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	(4)	Proposed maximum aggregate value of transaction:
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	(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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SPECIALTY LABORATORIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2002

TO THE SHAREHOLDERS OF SPECIALTY LABORATORIES, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Specialty Laboratories, Inc., a California corporation (the "Company"), will be held on Thursday, May 9, 2002, at 8:00 a.m. Pacific Time at Doubletree Guest Suites, 1707 4th Street, Santa Monica, California 90401, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect the Company's Board of Directors;

  2.
  To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2002; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The foregoing matters are described in more detail in the enclosed Proxy Statement. The Board of Directors has fixed the close of business on March 18, 2002, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those shareholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                      By Order of the Board of Directors,

                      James B. Peter
                       Chief Executive Officer and
                      Chairman of the Board of Directors

Santa Monica, California
March 25, 2002

SPECIALTY LABORATORIES, INC.
2211 Michigan Avenue
Santa Monica, California 90404
(310) 828-6543

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2002

        The enclosed proxy card is solicited on behalf of the Board of Directors of Specialty Laboratories, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 9, 2002, at 8 a.m. Pacific Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Doubletree Guest Suites, 1707 4th Street, Santa Monica, California 90401.

        Your vote at the Annual Meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This Proxy Statement has information about the Annual Meeting and was prepared by our management for the Board of Directors. This Proxy Statement and the accompanying proxy card are first being mailed to you on or about April 3, 2002.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

        Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. If your shares are held in "street name," you need to present a letter or current statement from your broker, bank or other nominee to prove you are a shareholder. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

        You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 18, 2002. A total of 21,574,985 shares of common stock can vote at the Annual Meeting. You get one vote for each share of common stock. You may not cumulate votes in the election of directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope by following the instructions on your proxy card. If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR each of the director nominees and FOR each of the other proposals to be considered at the meeting. Signing and returning the proxy card does not affect your right to vote in person at the Annual Meeting.

What if other matters come up at the Annual Meeting?

        The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you can change your vote either by filing with Deborah A. Estes, our Secretary, at our principal offices at 2211 Michigan Avenue, Santa Monica, California 90404, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy card by attending the Annual Meeting and voting in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

        So long as the required quorum is present, for Proposal No. 1, the election of directors, the nine candidates receiving the highest number of affirmative votes will be elected as directors. Proposal No. 2, the ratification of our independent accountants, requires the affirmative vote of a majority of the required quorum.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock entitled to vote. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as votes cast at the Annual Meeting with respect to such matter.

        Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes"), will be counted for the purpose of determining whether a quorum is present for the transaction of business. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Who pays for this proxy solicitation?

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

        To be included in the Proxy Statement and form of proxy card relating to the Annual Meeting to be held in 2003, a shareholder proposal must be received by Deborah A. Estes, Secretary, Specialty Laboratories, Inc., 2211 Michigan Avenue, Santa Monica, California 90404 no later than December 4, 2002. If the Company is not notified of a shareholder proposal by February 17, 2003, then the proxies solicited by the Board of Directors for the 2003 Annual Meeting will confer discretionary authority to vote against such shareholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

        This Proxy Statement contains two proposals requiring shareholder action. Proposal No. 1 requests the election of nine nominees to our Board of Directors. Proposal No. 2 requests ratification of our independent accountants. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        Our Board of Directors currently consists of nine persons. All nine positions on our Board of Directors are to be elected at this meeting. Our Board of Directors has nominated the current directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified.

        Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board of Director's nine nominees below. Proxies cannot be voted for more than the nine named nominees.

        Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

        The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
James B. Peter	68	1975	Chief Executive Officer and Chairman of the Board of Directors
Paul F. Beyer	42	1996	President, Chief Operating Officer and Director
Deborah A. Estes	45	1990	Secretary and Director
Richard E. Belluzzo (2) (3)	48	1996	Director
Nancy-Ann DeParle (1) (3)	45	2001	Director
Douglas S. Harrington (2)	49	1996	Director
John C. Kane (1) (2)	62	2001	Director
William J. Nydam (1) (3)	51	1999	Director
Thomas R. Testman (1) (2) (3)	65	1996	Director

(1)
Member of the Audit Committee

(2)
Member of Compensation Committee

(3)
Member of the Nominating Committee

        James B. Peter, M.D., Ph.D. is our founder, controlling shareholder and has served as the Chairman of the Board of Directors since our inception in 1975 and our Chief Executive Officer since July 1995. Dr. Peter is the father of Deborah A. Estes, our Secretary and one of our directors. Dr. Peter received a B.S. in Biology from Creighton University, an M.D. from St. Louis University and a Ph.D. from the University of Minnesota. He is the author of over 400 publications in science and medicine. As part of an established succession plan, Dr. Peter announced on November 9, 2001 that he has elected to retire from his position as Chief Executive Officer upon the completion of a search for his successor.

        Paul F. Beyer has served as President and Chief Operating Officer since January 1996 and as a Director since October 1996. Prior to joining Specialty, Mr. Beyer served in several capacities at the Mayo Clinic from 1984 until 1995, including the Chief Executive Officer of Medical Laboratory Network, a clinical laboratory owned by Mayo, from 1990 to 1995. Mr. Beyer received a B.S. in Management from Niagara University and an M.B.A. from Rensselaer Polytechnic Institute.

        Deborah A. Estes has served as a Director and as Secretary since 1990. From 1994 to the present, Ms. Estes has been actively involved in managing the financial affairs of the Peter family. Ms. Estes is the daughter of our controlling shareholder, Chairman and Chief Executive Officer, Dr. James B. Peter. Ms. Estes received a B.S. in Business Administration from Creighton University.

        Richard E. Belluzzo has served as a Director since October 1996. Since February 2001, Mr. Belluzzo has served as President and Chief Operating Officer of Microsoft Corporation. From September 1999 to February 2001, Mr. Belluzzo has served as Group Vice President of Microsoft Corporation. From January 1998 to September 1999, Mr. Belluzzo served as Chief Executive Officer of Silicon Graphics, Inc. From 1975 until January 1998, Mr. Belluzzo served in several senior capacities for Hewlett-Packard Corp. Mr. Belluzzo serves on the Board of Directors of Imation, Inc., a public company that develops, manufactures and markets products and services for color management, imaging and data storage applications. Mr. Belluzzo received a B.S. in Accounting from Golden Gate University.

        Nancy-Ann DeParle has served as a Director since April 2001. Ms. DeParle is currently a healthcare regulatory and policy consultant, an advisor to JPMorgan Partners, LLC, and an Adjunct

Professor at the Wharton School of the University of Pennsylvania. From July 1997 to October 2000, Ms. DeParle administered the U.S. Health Care Financing Administration, recently renamed the Centers for Medicare and Medicaid Services, as an appointee of President Clinton. Ms. DeParle also serves as a director of Cerner Corporation, a clinical information systems provider, DaVita, Inc., a dialysis services provider, Guidant Corporation, a cardiovascular medical device company, and Triad Hospitals, Inc., a company which owns and operates hospitals. Ms. DeParle received a J.D. from Harvard Law School, a B.A. and an M.A. in Politics and Economics from Oxford University, and a B.A. in History from the University of Tennessee.

        Douglas S. Harrington, M.D. has served as a Director since October 1996. Since December 1996, Dr. Harrington has served as Chief Executive Officer of ChromaVision Medical Systems, Inc., a public medical diagnostics company, and Chairman of the Board since May 2000. Dr. Harrington served as Chairman and President of Strategic Business Solutions, Inc., a biotechnology company, and as a principal in Douglas S. Harrington and Associates, a strategic consulting firm, from February 1995 to December 1996. Dr. Harrington also serves on the Board of Directors of several other public and private companies including Merge Technologies, Inc., a public company that provides clinical information systems and integration solutions for healthcare organizations. Dr. Harrington received a B.A. in Molecular Biology and an M.D. from the University of Colorado.

        John C. Kane has served as a Director since March 2001. Mr. Kane served as the President and Chief Operating Officer of Cardinal Health, Inc., a public company and a healthcare service and product provider, from March 1993 to December 2000. Mr. Kane has also served as a director at Cardinal Health, Inc. since August 1993 and has served as Vice Chairman since February 2000. Mr. Kane also serves as a director of several public and private companies including Connetics Corporation, a public biopharmaceutical company, and Greif Brothers Corporation, a public company which produces and sells shipping containers and materials. Mr. Kane received a B.S. in Education from West Chester University.

        William J. Nydam has served as a Director since August 1999. Since October 2001, Mr. Nydam has served as the Chief Executive Officer and as a director of Pulse Metric, Inc., a healthcare device company. From September 1999 to September 2001, Mr. Nydam served as Senior Vice President of Science Applications International Corp., an information technology firm. From January 1986 to September 1999, Mr. Nydam served in various capacities at Premier, Inc., a healthcare company, including his last position as Executive Vice President. Mr. Nydam received a B.S. in Accounting and an M.B.A. from the University of California at Berkeley.

        Thomas R. Testman has served as a Director since October 1996. Since 1992, Mr. Testman has served on the Board of Directors of several public and private healthcare companies including Minimed, Inc., a public company that designs, manufactures and sells microinfusion systems and glucose monitoring systems for the management of diabetes, and ChromaVision Medical Systems, Inc. From 1962 to 1992, Mr. Testman served in several capacities with Ernst & Young LLP including his last position as Managing Partner. Mr. Testman received a B.A. in Business from Pacific Union College and an M.B.A. from Trinity University.

Board Committees and Meetings

        We established our Audit Committee in January 1997. In connection with our initial public offering, our Board of Directors revised our charter for the Audit Committee in October 2000, and changed the composition of our Audit Committee. The charter for the Audit Committee was filed as Annex A to the Definitive Proxy Statement filed with the Securities and Exchange Commission on April 10, 2001. Our Audit Committee is currently composed of Messrs. Kane, Nydam, Testman, and Ms. DeParle. Mr. Belluzzo was a member until December 2001. The Audit Committee reviews our financial statements and accounting practices, makes recommendations to our Board of Directors regarding the selection of independent accountants, reviews the results and scope of our annual audit and other services provided by our independent accountants, and monitors the Company's legal and regulatory compliance. Our Audit Committee met in February 2002, in connection with the audit of our 2001 financial statements, and held eight meetings in 2001. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Paragraph 303.01(B)(2)(a) of the New York Stock Exchange Manual.

        Our Compensation Committee was formed in January 1997. Currently our Compensation Committee is composed of Messrs. Belluzzo, Kane, Harrington and Testman. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors. Our Compensation Committee met six times in 2001 and acted by unanimous written consent one time during 2001.

        Our Nominating Committee was formed in May 2001. Currently our Nominating Committee is composed of Messrs. Belluzzo, Nydam, Testman, and Ms. DeParle. The Nominating Committee is responsible for the review, recommendation and approval of qualified candidates to serve as directors on the Company's Board of Directors. Our Nominating Committee did not meet in 2001 and did not act by unanimous written consent during 2001.

        Our Board of Directors held seven meetings and acted by unanimous written consent four times during 2001. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which such director served during 2001.

Director Compensation

        We do not provide cash or equity compensation to employee directors for serving on our Board of Directors or for attendance of committee meetings of the Board of Directors. Each director is reimbursed for out-of-pocket expenses to attend each Board of Directors meeting and each committee meeting. Non-employee directors receive a retainer of $2,500 per quarter, $1,500 for each Board of Directors meeting attended, $500 for each Board of Directors teleconference meeting attended, and $500 for each teleconference meeting of a committee of the Board of Directors attended. In addition, the secretary of our Board of Directors meetings, Deborah Estes, receives an additional $14,000 per year for her services. Non-employee directors will, upon their initial election or appointment to the Board of Directors, receive an automatic option grant to purchase 22,000 shares of common stock that will vest over a four-year period from the grant date. Elected by the Board of Directors in 2001, Mr. Kane and Ms. DeParle received such option grants for 22,000 shares of common stock in March 2001 and April 2001, respectively. Members of the Board of Directors also receive annual option grants of 11,000 shares of common stock vesting in a one-year period, which are granted on the first trading day of April of every year and have an exercise price equal to the fair market value of our common stock on the date of grant. In December 2001, each of Messrs. Kane, Nydam and Testman elected to receive their 2002 aggregate annual retainer as an option grant, and on January 2, 2002, options were granted for 560 shares of common stock, at an exercise price of $8.91 per share which such options will vest in a series of twelve monthly installments in accordance with the provisions of the 2000 Stock Incentive Plan.

Vote Required

        The nine nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation of the Board of Directors

        Our Board of Directors unanimously recommends that the shareholders vote FOR the re-election of the nominees named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        During the fiscal year ended December 31, 2001, Ernst & Young LLP provided various audit, audit related and non-audit services to us as follows:

  a.
  Audit Fees: Aggregate fees billed for professional services rendered for the audit and review of our fiscal year 2001 annual and quarterly financial statements totaled approximately $159,000.

  b.
  Financial Information Systems Design and Implementation Fees: None.

  c.
  All Other Fees:

      Tax compliance and consulting services: approximately $58,000.

      Business acquisition, registration statements and IT security review: approximately $73,000.

        Our Audit Committee has considered whether provision of the services described in sections (b) and (c) above are compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Ernst & Young LLP's independence. Ernst & Young LLP has been selected by our Board of Directors as our independent accountants for the fiscal year ending December 31, 2002. If ratification of this selection of accountants is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of accountants. Even if the selection is ratified, our Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our Board of Directors believes that such a change would be in the best interests of us and our shareholders.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP as the independent accountants for the current year.

Vote Required

        The ratification of the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2002 requires the affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of the Board of Directors

        Our Board of Directors unanimously recommends that the shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2002.

OTHER MATTERS

        Our Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

MANAGEMENT

Executive Officers, Directors and Other Key Employees

        The following table sets forth certain information regarding our executive officers, directors and other key employees as of February 28, 2002.

Name	Age	Position
James B. Peter	68	Chief Executive Officer and Chairman of the Board of Directors
Paul F. Beyer	42	President, Chief Operating Officer and Director
Frank J. Spina	47	Chief Financial Officer
Shoji Maruyama	61	Senior Vice President
Dan R. Angress	44	Vice President, Marketing
Thomas J. Kosco	45	Vice President, Business Development
Thomas E. England	51	Vice President, Laboratory Operations
Albert Rabinovitch	55	Vice President, Chief Medical Officer and Laboratory Director
Robert M. Harman	38	Vice President and Chief Information Officer
Deborah A. Estes	45	Secretary and Director
Richard E. Belluzzo (2)(3)	48	Director
Nancy-Ann DeParle (1)(3)	45	Director
Douglas S. Harrington (2)	49	Director
John C. Kane (1) (2)	62	Director
William J. Nydam (1)(3)	51	Director
Thomas R. Testman (1)(2)(3)	65	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating Committee

        James B. Peter, M.D., Ph.D. See "Proposal No. 1: Election of Directors" for Dr. Peter's biography.

        Paul F. Beyer. See "Proposal No. 1: Election of Directors" for Mr. Beyer's biography.

        Frank J. Spina has served as Chief Financial Officer since October 2000. From October 1999 to October 2000, Mr. Spina served as Chief Financial Officer of MedicaLogic/Medscape, Inc., a healthcare and information technology company. From October 1997 to October 1999, Mr. Spina served as Chief Financial Officer of 3D Systems Corporation, an information technology company. Prior to October 1997, Mr. Spina served as Vice President and Controller at Qualcomm Incorporated. Mr. Spina received a B.A. in Political Science and a B.A. in Accounting from Baldwin-Wallace College.

        Shoji Maruyama, D.M.Sc. has served as Senior Vice President since September 1998. Prior to joining Specialty, Dr. Maruyama worked in several capacities at BML, Inc., a Japanese clinical laboratory. From 1987 to 1998, Dr. Maruyama served as Managing Director of BML and from 1982 to 1987, he served as a director overseeing laboratory process management. Dr. Maruyama received a B.S. in Engineering from Toyama University and a D.M.Sc. from Juntendo University in Japan.

        Dan R. Angress has served as Vice President, Marketing since April 1997. From June 1995 to April 1997, Mr. Angress served as Director, Marketing. Prior to joining Specialty, Mr. Angress served in several marketing capacities, including Vice President of Marketing at Oncogenetics, now owned by Impath, and Marketing Manager at Nichols Institute Reference Laboratories, which is now part of Quest Diagnostics. Mr. Angress received a B.S. in Biology from the University of California, Irvine and an M.B.A. from Willamette University.

        Thomas J. Kosco has served as Vice President, Business Development since November 2001. From February 2001 to November 2001, Mr. Kosco served as our General Counsel. Prior to joining Specialty, Mr. Kosco served in several management capacities, including President and Chief Executive Officer of Chicago Capital and Managing Director of the Moscow Office of Creditanstalt Investment Bank. Mr. Kosco received a B.A. in Material Science from Rice University, an M.A. in Material Science from Carnegie Mellon University and a J.D./M.B.A. from the University of Chicago.

        Thomas E. England, Ph.D. has served as Vice President, Laboratory Operations since June 1998. From April 1997 to June 1998, Dr. England served as our Vice President, Clinical Trials. Prior to joining Specialty, Dr. England served in several capacities at MDS Inc., a life sciences company, including General Manager, Clinical Trials from 1994 to April 1997 and Laboratory Director from 1980 to 1994. Dr. England received a B.S. in Biochemistry from Bishop's University in Canada, a Ph.D. in Biochemistry from McMaster University and a Post-Doctorate diploma in Clinical Biochemistry from the University of Toronto.

        Albert Rabinovitch, M.D., Ph.D. has served as Vice President, Chief Medical Officer and Laboratory Director since October 2000. Prior to joining Specialty, Dr. Rabinovitch was self-employed as a laboratory consultant, and was the Worldwide Medical Director of Becton Dickinson Vacutainer Systems from 1994 to 1997. Dr. Rabinovitch received a B.S. in Zoology and Psychology from McGill University, an M.S. in Zoology from McGill University, and an M.D. and a Ph.D. in Pathology Medicine from SUNY-Downstate Medical Center.

        Robert M. Harman has served as Vice President and Chief Information Officer since February 2002. From April 2001 to February 2002, Mr. Harman served as our Chief Technology Officer. Prior to joining Specialty, Mr. Harman served in various management capacities and served as a director of Worldwide IT of 3D Systems, Inc. and as a director of IT Consulting Services of LogicWorks, LLC, an information technology consulting services firm. Mr. Harman received a B.S. in Business from the University of LaVerne.

        Deborah A. Estes.    See "Proposal No. 1: Election of Directors" for Ms. Estes' biography.

        Richard E. Belluzzo.    See "Proposal No. 1: Election of Directors" for Mr. Belluzzo's biography.

        Nancy-Ann DeParle.    See "Proposal No. 1: Election of Directors" for Ms. DeParle's biography.

        Douglas S. Harrington, M.D.    See "Proposal No. 1: Election of Directors" for Dr. Harrington's biography.

        John C. Kane.    See "Proposal No. 1: Election of Directors" for Mr. Kane's biography.

        William J. Nydam.    See "Proposal No. 1: Election of Directors" for Mr. Nydam's biography.

        Thomas R. Testman.    See "Proposal No. 1: Election of Directors" for Mr. Testman's biography.

Relationships Among Executive Officers and Directors

        Our executive officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. Except as otherwise disclosed in their respective biography, there are no family relationships among any of the directors or executive officers of Specialty Laboratories.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that, for the reporting period from January 1, 2001 to December 31, 2001, our executive officers and directors complied with all their reporting requirements under Section 16(a) for such fiscal year, except that Mr. Kane filed a late Form 3 with the SEC in connection with options granted to him.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

        The following table sets forth the total compensation paid or accrued to our Chief Executive Officer and our five other most highly compensated executive officers for the fiscal years ended December 31, 2001, 2000 and 1999 respectively.

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
James B. Peter Chief Executive Officer and Chairman of the Board of Directors	2001 2000 1999	600,000 600,000 604,981		480,000 300,000 300,000	— — —	— — —	76,864(1) — —
Paul F. Beyer President, Chief Operating Officer and Director	2001 2000 1999	286,000 286,000 289,000		228,800 231,200 406,568	— — —	39,000 — 531,641	17,409(2) 16,400(3) 4,993(4)
John W. Littleton (5) Vice President, Sales	2001 2000 1999	248,268 248,268 241,000		148,960 148,960 159,661	— — —	28,500 — 265,800	5,344(6) 5,250(7) 5,000(8)
Frank J. Spina Chief Financial Officer	2001 2000 1999	220,000 220,000 —	(10)	68,560 25,000 —	— — —	57,000 110,000 —	4,158(9) — —
Shoji Maruyama Senior Vice President	2001 2000 1999	194,231 125,000 188,462		93,750 — 33,500	— — —	28,500 186,060 —	3,219(11) 3,058(12) 3,019(13)
Albert Rabinovich Vice President and Chief Medical Officer	2001 2000 1999	310,000 310,000 —	(16)	7,750 — —	49,204(14) — —	— 22,000 —	20,568(15) — —

(1)
Consists of $76,864 in life insurance premiums paid by us.

(2)
Consists of $5,244 in 401(k) matching contribution paid by us and $12,165 in life insurance premiums paid by us.

(3)
Consists of $5,000 in 401(k) matching contribution paid by us and $11,400 in life insurance premiums paid by us.

(4)
Consists of $4,993 in 401(k) matching contribution paid by us.

(5)
Mr. Littleton resigned his position as Vice President, Sales of the Company effective September 24, 2001. The 2001 compensation represents his total annual compensation. Mr. Littleton's prorated annual salary in 2001 was $237,585 and he received his entire bonus.

(6)
Consists of $5,344 in 401(k) matching contribution paid by us.

(7)
Consists of $5,250 in 401(k) matching contribution paid by us.

(8)
Consists of $5,000 in 401(k) matching contribution paid by us.

(9)
Consists of $4,158 in 401(k) matching contribution paid by us.

(10)
Mr. Spina commenced his employment with the Company in October, 2000. This figure represents his total annual salary. Mr. Spina's prorated annual salary for 2000 was $59,231.

(11)
Consists of $3,219 in 401(k) matching contribution paid by us.

(12)
Consists of $3,058 in 401(k) matching contribution paid by us.

(13)
Consists of $3,019 in 401(k) matching contribution paid by us.

(14)
Consists of $49,204 in relocation expenses paid by us.

(15)
Consists of $17,349 in additional relocation expenses paid by us and $3,219 in 401(k) matching contribution paid by us.

(16)
Dr. Rabinovitch commenced his employment with the Company in October, 2000. This figure represents his total annual salary. Dr. Rabinovitch's prorated annual salary for 2000 was $65,577.

Stock Option Grants in Last Fiscal Year

        The following table sets forth information regarding options granted to each executive officer listed in the Summary Compensation Table during the year ended December 31, 2001. We did not grant any stock appreciation rights during the year ended December 31, 2001.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Shares of Common Stock Underlying Options Granted (#)
		% of Total Options Granted to Employees in 2001
Name			Exercise Price Per Share ($/share)	Expiration Date
					5% ($)	10% ($)
James B. Peter	—	—	—	—	—	—
Paul F. Beyer	39,000	8.5%	29.30	2/8/11	718,638	1,821,170
John W. Littleton	28,500	6.2%	29.30	2/8/11	525,158	1,330,855
Frank J. Spina	57,000	12.4%	29.30	2/8/11	1,050,317	2,661,709
Shoji Maruyama	28,500	6.2%	29.30	2/8/11	525,158	1,330,855
Albert Rabinovich	—	—	—	—	—	—

        Each option grant vests 25% on the first anniversary of the grant date with the remainder vesting in equal installments over next 36 months. Each option has a maximum term of ten years, subject to earlier termination upon the optionee's cesssation of service with us.

        Potential realizable values are net of exercise price of the option, but before the payment of taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises and Year-End Values

        The following table sets forth information with respect to each of our executive officers named in the Summary Compensation Table concerning their exercise of stock options during the fiscal year ended December 31, 2001 and the number of shares subject to unexercised stock options held by them as of the close of such fiscal year. No stock appreciation rights were exercised during the fiscal year ended December 31, 2001, and no stock appreciation rights were outstanding at the close of such year.

        In the following table, "Value Realized" is equal to the difference between the fair value of the shares at the time of exercise of the stock options, less the exercise price paid for the shares, and the "Value of Unexercised In-The-Money Options" is equal to the difference between the closing selling price per share at the close of the 2001 fiscal year less the exercise price payable per share.

			Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001
Name	Shares Acquired on Exercise (#)	Value Realized ($)				Unexercisable ($)
			Exercisable	Unexercisable	Exercisable ($)
James B. Peter	—	—	—	—	—	—
Paul F. Beyer	10,000	308,250	521,641	39,000	13,708,725	—
John W. Littleton	6,000	184,740	259,800	28,500	6,827,544	—
Frank J. Spina	—	—	34,376	132,624	463,732	1,020,168
Shoji Maruyama	—	—	49,036	165,524	727,067	1,919,723
Albert Rabinovich	—	—	6,417	15,583	73,731	179,049

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

        In September 2000, we entered into employment agreements with Dr. James B. Peter and Mr. Paul F. Beyer. In October 2000, we entered into an employment agreement with Mr. Frank J. Spina.

Peter and Beyer Agreements

        Dr. James B. Peter, our Chairman of the Board and Chief Executive Officer, and Paul F. Beyer, our President and Chief Operating Officer, each have contracts which provide for annual base salaries of $600,000 and $286,000, respectively. If the officer is terminated other than for cause or if he resigns for good reason during the first five years of the contract, each agreement provides that we will continue to pay his base salary for a two year period and his bonus for a one year period. As part of an established succession plan, Dr. Peter announced on November 9, 2001 that he has elected to retire from his position as Chief Executive Officer upon the completion of a search for his successor.

        Since 2001, Dr. Peter has received and continues to receive customary health and related benefits, supplemental insurance products, including life insurance at a cost of up to an additional $50,000 per annum, a leased vehicle with operating expenses, initiation fees and dues at up to three clubs, and a bonus of approximately 47% of the value of these benefits to reimburse him for the out-of-pocket tax costs with respect to these benefits. Since 2001, Mr. Beyer has received and continues to receive customary health and related benefits, supplemental insurance products, including life insurance at a cost of up to an additional $15,000 per annum, and a leased vehicle.

Other Executive Officer Agreements

        We also entered into an employment agreement in October 2000 with Frank J. Spina, which may be terminated at any time. Mr. Spina's agreement provides for an annual base salary of $220,000 and a potential maximum bonus of 60% of his annual salary.

        Additionally, Mr. Spina's agreement provides that if he is terminated other than for cause during the first three years of the agreement we will continue to pay his base salary and his options will continue to vest for a period of twelve months. Mr. Spina also receives customary health and related benefits. Mr. Spina's employment agreement provides for the grant of options to purchase 110,000 shares at $14.00 per share.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth information with respect to beneficial ownership of our common stock as of February 28, 2002 for:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each executive officer named in the Summary Compensation Table;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o Specialty Laboratories, Inc., 2211 Michigan Avenue, Santa Monica, California 90404. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of February 28, 2002, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 21,507,059 shares of common stock outstanding as of February 28, 2002.

	Beneficial Ownership of Shares
Name of Beneficial Owner
	Number	Percent
James B. Peter (1)	14,259,262	66.3%
Deborah A. Estes (2)	13,736,664	63.9%
Specialty Family Limited Partnership (3)	13,603,251	63.3%
Essex Investment Management Company	1,112,865	5.18%
Brown Capital Management, Inc.	1,110,225	5.17%
Paul F. Beyer (4)	662,368	3.0%
John W. Littleton (5)	263,522	1.2%
Shoji Maruyama (6)	72,855	*
Frank J. Spina (7)	60,169	*
Richard R. Belluzzo (8)	59,625	*
Douglas S. Harrington (9)	54,625	*
William J. Nydam (10)	54,392	*
Thomas R. Testman (11)	43,266	*
John C. Kane (12)	10,641	*
Albert Rabinovitch (13)	8,250	*
Nancy-Ann DeParle (14)	5,500	*
All directors and executive officers as a group (17 persons) (15)	16,021,569	70.2%

*
Represents less than 1%.

(1)
Consists of: (a) 13,603,251 shares held by Dr. James B. Peter as the managing general partner of the Specialty Family Limited Partnership, dated 9/1/1995, as amended ("SFLP"), (b) 649,611 shares held by Dr. James B. Peter as the co-trustee of the Peter Family Revocable Trust, dated 10/23/1986, as amended ("PFRT") and (c) 6,400 shares held by Dr. James B. Peter as co-trustee of the Specialty Laboratories Profit Sharing Plan, dated October 1, 1975 (the "Plan"). Dr. Peter, as the managing general partner of SFLP, has sole voting power and shared dispositive power with the general partners and limited partners of SFLP. Dr. Peter disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(2)
Consists of: (a) 63,800 shares held by Deborah Estes as trustee for the James B. Peter, Jr., Third Generation Trust, dated 10/1/1995, as amended (the "James B. Peter, Jr. Third Generation Trust"), (b) 13,603,251 shares held by Deborah Estes as general partner of SFLP, (c) 63,800 shares held by Deborah Estes as the parent of the beneficiaries of The Deborah A. Estes Third Generation Trust, dated 10/1/95, as amended (the "Deborah A. Estes Third Generation Trust"), (d) 1,000 shares held by Deborah Estes as co-trustee of the Estes Family Trust, dated 8/21/98, as amended (the "Estes Family Trust") and (e) options to purchase 12,500 shares held by James Estes, Deborah Estes' husband, of which 4,813 exercisable within 60 days of February 28, 2002. Deborah Estes, as general partner of SFLP, has shared dispositive power but does not have power to vote or direct the vote of any shares held by SFLP. Ms. Estes has no dispositive power nor the power to vote or direct the vote of the shares held by the Deborah Estes Third Generation Trust nor the options held by her husband, James Estes. Dr. James B. Peter, SFLP, Joan Peter, Deborah Estes and PFRT may be deemed to be a "group" for purposes of Section 13(d)(3) of the 1934 Act. Deborah Estes disclaims beneficial ownership of all shares held by the James B. Peter, Jr. Third Generation Trust, SFLP, James Estes, the Estes Family Trust and the Deborah A. Estes Third Generation Trust except to the extent of her pecuniary interest therein.

(3)
Consists of shares owned by Specialty Family Limited Partnership. Dr. James B. Peter, as the co-trustee of the Peter Family Revocable Trust, is the sole managing general partner and Joan C. Peter, as co-trustee of the Peter Family Revocable Trust, and Deborah A. Estes are the general partners.

(4)
Includes 533,017 shares subject to options exercisable within 60 days of February 28, 2002.

(5)
Includes 238,800 shares subject to options exercisable within 60 days of February 28, 2002.

(6)
Includes 72,855 shares subject to options exercisable within 60 days of February 28, 2002.

(7)
Includes 60,169 shares subject to options exercisable within 60 days of February 28, 2002.

(8)
Includes 11,500 shares subject to options exercisable within 60 days of February 28, 2002.

(9)
Includes 11,500 shares subject to options exercisable within 60 days of February 28, 2002.

(10)
Includes 38,510 shares subject to options exercisable within 60 days of February 28, 2002.

(11)
Includes 11,641 shares subject to options exercisable within 60 days of February 28, 2002 and 31,625 shares held by the Testman Trust. Mr. Testman is the co-trustee of the Testman Trust. Mr. Testman disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(12)
Includes 5,641 shares subject to options exercisable within 60 days of February 28, 2002.

(13)
Includes 8,250 shares subject to options exercisable within 60 days of February 28, 2002.

(14)
Includes 5,500 shares subject to options exercisable within 60 days of February 28, 2002.

(15)
Includes 1,326,272 shares subject to options exercisable within 60 days of February 28, 2002.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those prior filings or into any future filings made by the Company under those statutes.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. The role of the Compensation Committee, which is comprised of four outside non-employee directors, is to review and recommend or approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of the Company. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all of our other employees.

        The Company's executive compensation program utilizes a combination of Company performance, individual performance and an increase in shareholder value over time as determinants of executive pay levels. These principles are intended to provide a competitive compensation package to enable the Company to attract and retain key executives, motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the organizations for which they are responsible, and to create value for the Company's shareholders.

Executive Officer Compensation Program Components

        The Compensation Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual cash bonuses and long-term compensation in the form of stock options. In addition, certain executive officers have been provided supplemental life and/or long-term disability insurance.

Base Salary

        Base salary levels for the Company's executive officers are determined, in part, through comparisons with other clinical reference laboratories and other companies with which the Company competes for personnel. In addition, the Compensation Committee also evaluates individual experience and performance and specific issues particular to the Company, such as the creation of shareholder value and achievement of specific Company milestones. The Compensation Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior twelve months; (ii) the individual's increased responsibilities over the prior twelve months; and (iii) any increase in median competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

Annual Cash Bonuses

        The Company's executive officers are eligible to receive annual cash bonuses after the completion of each calendar year based on achieving defined specific goals and objectives during the prior 12 months. This compensation is intended to provide a direct financial incentive to executives who achieve the Company's defined specific goals and individual accomplishments established for each executive. Bonus awards are set at a level competitive with other clinical reference laboratories of comparable size and complexity as well as other companies which compete with us. Such companies are not necessarily included in the indices used to compare shareholder returns in the Stock Performance Graph. Bonuses were awarded to all of our executive officers in the fiscal year ended December 31, 2001.

Long Term Compensation

        Stock option grants are designed to align the interests of an executive officer with those of the Company's shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Stock Incentive Plan. Each option grant generally vests 25% on the first anniversary of the grant date and in a series of equal monthly installments thereafter over a 36 month period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

Compensation of the Chief Executive Officer

        Dr. Peter's annual base salary for 2001 was $600,000 and his annual base salary for 2002 is set at $600,000. With respect to Dr. Peter's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. However, Dr. Peter has not been granted stock options due to his substantial equity ownership in the Company. If Dr. Peter is terminated other than for cause or if he resigns for good reason during the first five years of his contract, his agreement provides that we will continue to pay his base salary for a two year period and his bonus for a one year period. As part of an established succession plan, Dr. Peter announced on November 9, 2001 that he has elected to retire from his position as Chief Executive Officer upon the completion of a search for his successor.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered to be performance-based. None of the Company's executive officers received non-performance-based compensation in 2001 in an amount exceeding the limit, and the Compensation Committee does not anticipate that non-performance-based compensation to be paid to the Company's executive officers in 2002 will exceed that limit. The Company's 2000 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the limitation. The Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers.

Submitted by the Compensation Committee of the Board of Directors,
John C. Kane, Chairman Richard E. Belluzzo Douglas S. Harrington Thomas R. Testman

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of the Board of Directors with respect to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto.

Review with Management

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Accountants

        The Audit Committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communications with Audit Committees) and SAS 90 (Audit Committee Communications) which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP their independence from the Company.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Submitted by the Audit Committee of the Board of Directors, Thomas R. Testman, Chairman Nancy-Ann DeParle John C. Kane William J. Nydam

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the Medical Laboratories Index and the New York Stock Exchange (U.S.) Index, assuming an investment of $100. The Medical Laboratories Index consists of companies with a Standard Industrial Classification Code identifying them as a medical laboratory. The Company's common stock is traded on the New York Stock Exchange. No cash dividends have been declared on our common stock. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our common stock. The graph covers the period from December 8, 2000 to December 31, 2001.

COMPARES CUMULATIVE TOTAL RETURN AMONG
SPECIALTY LABORATORIES, INC., MEDICAL LABORATORIES INDEX AND
NYSE MARKET INDEX

Measurement Period	Specialty Laboratories, Inc.	Medical Laboratories Index	NYSE Index
Measurement Point
12/08/2000	$100.00	$100.00	$100.00
12/31/2000	$142.09	$116.05	$104.11
12/31/2001	$117.92	$111.32	$94.83

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

Indemnification Agreements

        In addition to the indemnification provisions contained in our Articles of Incorporation and Bylaws, we have entered into separate indemnification agreements with each of our officers and directors. These agreements contain provisions that may require us, among other things, to indemnify these officers and directors against liabilities that may arise because of their status or service as officers or directors and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. These agreements do not require us to indemnify our directors and officers in situations where:

  •
  The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

  •
  A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

  •
  The officer's or director's conduct is adjudged to constitute willful misconduct; or

  •
  A court determines that indemnification under the circumstances is not lawful.

OTHER MATTERS

        Our Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

        It is important that the proxy card be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

        A copy of our Annual Report for the 2001 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

        We have filed an Annual Report on Form 10-K for the year ended December 31, 2001 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Frank J. Spina, Chief Financial Officer, Specialty Laboratories, Inc., 2211 Michigan Avenue, Santa Monica, California 90404.

By Order of the Board of Directors,
James B. Peter, Chief Executive Officer and Chairman of the Board of Directors

Dated: March 25, 2002
Santa Monica, California

ANNUAL MEETING OF SHAREHOLDERS OF
SPECIALTY LABORATORIES, INC.

CO. #	May 9, 2002	ACCT. #
Proxy Voting Instructions

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Your control number is                              .

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SPECIALTY LABORATORIES, INC.

ANNUAL MEETING OF SHAREHOLDERS
MAY 9, 2002

This Proxy is Solicited on Behalf of the Board of Directors of
Specialty Laboratories, Inc.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 9, 2002 and the Proxy Statement and appoints Paul F. Beyer and Frank J. Spina, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Specialty Laboratories, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at Doubletree Guest Suites, 1707 4th Street, Santa Monica, California 90401, on Thursday, May 9, 2002 at 8:00 a.m. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the adjacent column.

		For	Withhold	For All Except
1.	To re-elect nine directors of the Company to serve for the ensuing year or until their successors are duly elected and qualified:	☐	☐	☐
James B. Peter, Paul F. Beyer, Deborah A. Estes, Richard E. Belluzzo, Nancy-Ann DeParle, Douglas S. Harrington, John C. Kane, William J. Nydam, Thomas R. Testman
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name on the line below.

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending December 31, 2002.	☐	☐	☐
3.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.
PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			☐
MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGE(S) BELOW			☐

        The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposals..

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

SPECIALTY LABORATORIES, INC.

        Note: Please sign, date and return promptly in the accompanying envelope. Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

MARK HERE FOR CHANGE OF ADDRESS AND PROVIDE YOUR CURRENT ADDRESS ON THE LINES BELOW. RETURN IN POSTAGE PAID ENVELOPE PROVIDED TOGETHER WITH YOUR SIGNED PROXY.

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GENERAL INFORMATION ABOUT VOTING
SHAREHOLDER PROPOSALS
MATTERS TO BE CONSIDERED AT ANNUAL MEETING OVERVIEW OF PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS
BENEFICIAL OWNERSHIP OF SECURITIES
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS
ANNUAL MEETING OF SHAREHOLDERS MAY 9, 2002
This Proxy is Solicited on Behalf of the Board of Directors of Specialty Laboratories, Inc.
SPECIALTY LABORATORIES, INC.